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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                           Year Ended August 31, 1999


     Wholly-owned subsidiaries of the registrant are:

          Penford Products Co.
            incorporated under the laws of the State of Delaware

          Penford Export Corporation

     All subsidiaries are included in the consolidated financial statements.



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